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                                                                    EXHIBIT 99.1


[GLOBALSTAR LOGO]
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3200 Zanker Road
San Jose, CA  95134
Tel: (408) 933-4000

                                                                            NEWS

                                                                  Media Contact:
                                                                     Mac Jeffery
                                                                  1-212-338-5383

                                                              Investors Contact:
                                                             Abernathy MacGregor
                                                                  1-877-566-7607


                   GLOBALSTAR, CREDITORS FINALIZE AGREEMENT ON
                    DEBT RESTRUCTURING AND NEW BUSINESS MODEL

                        COMPANY MAKES CHAPTER 11 FILING;
              SATELLITE TELEPHONE SERVICE TO CONTINUE UNINTERRUPTED


SAN JOSE, CA, February 15, 2002 - Globalstar L.P. announced today that it has reached agreement with several of its major creditors to restructure the company's debt and, in order to facilitate the timely completion of the restructuring, has filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court in Delaware.

Normal company operations and customer support will continue uninterrupted while Globalstar operates under Chapter 11 protection, and the company intends to continue providing its telecommunications services in the normal course.

Today's announcement follows a November 14, 2001, regulatory filing in which Globalstar disclosed the likelihood of a Chapter 11 filing, pointing out that demand for the company's service has continued to grow but that the cost of servicing the company's debt had outpaced Globalstar's revenues.

"This filing is an important first step in establishing a new Globalstar with renewed credibility, enabling it to address new business opportunities and to further broaden our customer base," said Olof Lundberg, chairman and CEO of Globalstar. "Potential customers have told us that we need to demonstrate financial viability and a commitment to the future. Now with this step, we're ready to begin. Our major creditors are on board, and we hope to complete the restructuring process rapidly, returning to expanding the use of both our current voice and data satellite services and, with new partners, develop new products.
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"I want to assure our 66,000 customers that Globalstar remains very much open for business. With the cooperation of our gateway operators and local service providers, customers can expect normal operations and our usual high quality of service as we progress through the reorganization process," Mr. Lundberg added.

The proposed restructuring plan, which will be submitted for Court approval, calls for the establishment of a new Globalstar company which will take ownership of all of Globalstar L.P.'s existing assets, including its satellite constellation and related operations. In addition, the new company will acquire all equity stakes in three of its service providers - Globalstar USA, Globalstar Caribbean, and Globalstar Canada - that were originally held by Vodafone Group Plc and Loral Space & Communications. Acquisition of equity in Globalstar USA and Globalstar Caribbean are subject to FCC and other regulatory approvals.

Under this plan, the new company will initially be owned by Globalstar L.P.'s existing bondholders and other unsecured creditors, with the option later to issue additional shares for sale to gateway operators outside of the U.S. and Canada who may wish to invest in the new company.

The reorganization plan also calls for the cancellation of all existing partnership interests in Globalstar L.P., including partnership interests held by the publicly traded Globalstar Telecommunications Limited (GTL). As the company has cautioned earlier in public announcements and SEC filings, this action will likely leave shares in GTL with very little or no value. The restructuring plan also contemplates a rights offering to common shareholders in GTL and to GLP creditors which could give them the option to purchase shares in the new company. There can be no assurance at this time whether such a rights offering can be achieved, and it would in any case be subject to review and approval by Globalstar's creditors and the bankruptcy court.

As part of the agreement with its major creditors, Globalstar said it will begin implementing a new business model, which will broaden its business opportunities and accelerate the acquisition of new customers. Initial steps of the new business plan include:

      - AGGRESSIVELY PRICED SERVICE, using existing system capacity and phone inventories to build cash flow. Service packages will be aimed in particular at volume usage and multiple phone units, covering both voice and data services.

      - CONSOLIDATION OF SELECTED GATEWAYS into the new Globalstar company, allowing Globalstar to assume responsibility for marketing and operations in several of its largest markets. Globalstar L.P. had already initiated this process by agreeing in December 2001 to acquire most of Vodafone Group Plc's North American Globalstar-related assets, which will now be
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            transferred to the new company. This will create greater operating efficiencies, lowering the overall cost of delivering service to customers, and avoiding duplication of functions at each service provider while at the same time allowing Globalstar to capture the full retail revenue stream in these markets.

      - Marketing efforts that will be focused on HIGH-POTENTIAL COUNTRIES AND CUSTOMER SEGMENTS, primarily enterprise customers, and with particular attention to aviation, maritime and government services. Recent events have highlighted the utility and value of mobile satellite telephony, not only in crisis situations but also in day-to-day applications relating to security, defense, and civil emergency preparedness.

      - USE OF NEW 2GHZ RADIO SPECTRUM recently granted to Globalstar by the U.S. Federal Communications Commission (FCC). The company will explore opportunities to utilize this valuable asset in both existing and new applications and in terms of evolution to a second generation system.

      - Pursuit of new business opportunities that will evolve out of more flexible SPECTRUM UTILIZATION RULES following a favorable outcome of the FCC's current Notice of Proposed Rulemaking (NPRM) proceedings relating to air traffic control.

As part of Globalstar's work to develop its restructuring plan over the past several months, it has substantially reduced its operating expenses. As a result, the company today has approximately $46 million of cash on hand, significantly more than its original projections from a year earlier. The final restructuring will likely require some new investment to provide enough funds to carry the company through to a cash flow breakeven point, although the company's new lower cost structure calls for substantially less additional funding than would have been necessary under the company's earlier business model. The company is currently in discussions with possible investors to meet this investment requirement, although there can be no assurance as to the timing, likelihood or amount of any such investment.

In the meantime, Globalstar continues to make progress in strengthening and expanding its business and customer base to create a firm foundation for the new, restructured company. Recent achievements include:

      - Expansion of service coverage throughout Central Asia, including Afghanistan. Globalstar service is already being used extensively in this region to support medical and humanitarian programs.

      - Finalization of plans to ship and construct a second gateway in China. Upon completion, the new Lanzhou gateway, together with the existing Beijing gateway, will provide service coverage across over 80% of the
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            country.

      - Sale of over 1,000 phones to the U.S. government for use in domestic security, including communications support at the 2002 Winter Olympics in Salt Lake City.

Globalstar's Chapter 11 filing and business model announcement result from an extended business review begun in January 2001, when the company announced that it was suspending payments of interest and principal on all of its funded debt, including its credit facilities, vendor financing agreements and Senior Notes, as well as dividend payments on its preferred stock, and that it had engaged The Blackstone Group to assist it in exploring strategic alternatives.

The Company's informational filings with the Court are available to the public at the office of the Clerk of the Bankruptcy Court, 824 Market Street, Wilmington, DE 19801 (tel: 1-888-667-5530). The filings will also be available electronically, for a fee, through the Court's Internet website at http://www.deb.uscourts.gov (Case Nos. 02-010499, 02-010501, 02-010503,
02-010504).

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements provide our expectations or forecasts of future events. Actual results could differ materially as a result of known or unknown risks and uncertainties and other factors, including our ability to secure sufficient funding with acceptable terms under credit facilities or from other sources, the ability to attract new investors to fund continued operations, the ability to restructure our debt, the risk of acceleration of existing debt facilities and the exercise of remedies with respect thereto, and other risks, uncertainties and factors disclosed in the most recent report on Form 10-K and reports on Form 10-Q and Forms 8-K of Globalstar Telecommunications Ltd. and Globalstar, L.P. filed with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statement.